[SBG LOGO]
--------------------------------------------------------------------------------
Security Benefit Life Insurance Company                700 SW Harrison St.
Security Benefit Group, Inc.                           Topeka, Kansas 66636-0001
Security Distributors, Inc.                            (785) 431-3000
Security Management Company, LLC

November 17, 2000


Security Ultra Fund
700 Harrison Street
Topeka, KS 66636-0001





Dear Sir/Madam:

In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of common stock of Security Ultra Fund (the "Company"), I have examined such matters as I have deemed necessary to give this opinion.

On the basis of the foregoing, it is my opinion that the shares have been duly authorized and, when paid for as contemplated by the Company's Registration Statement, will be validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

CHRIS SWICKARD

Christopher D. Swickard, Esq.
Assistant Secretary
Security Ultra Fund